UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2025

Mural Oncology plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-41837	98-1748617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Earlsfort Terrace Dublin 2, D02 T380, Ireland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353- 1-905-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01	MURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2025, Mural Oncology plc, an Irish public limited company (the “Company”), entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (“Jefferies”) pursuant to which the Company may offer and sell its ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”), from time to time through Jefferies as its sales agent. Also, on March 11, 2025, the Company filed a prospectus supplement (the “Prospectus Supplement”), dated March 11, 2025, under the Company’s universal shelf registration statement on Form S-3 (File No. 333-283198) that was originally filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2024 and declared effective by the SEC on November 19, 2024 (the “Registration Statement”), relating to the offer and sale of up to $75,000,000 of Ordinary Shares (the “Shares”), pursuant to the Sale Agreement.

Upon delivery of an issuance notice and subject to the terms and conditions of the Sale Agreement, the Company may sell the Shares under the Prospectus Supplement and the accompanying prospectus by any method that is deemed to be an “at the market offering” (the “Offering”) as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Each time the Company wishes to issue and sell Shares under the Sale Agreement, the Company will notify Jefferies of the number of Shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of Shares to be sold in any one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sale Agreement, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on the Company’s behalf up to the amount of Shares requested to be sold by the Company on such terms. The Company or Jefferies may suspend the Offering upon proper notice to the other party. The Company and Jefferies each have the right, by giving written notice as specified in the Sale Agreement, to terminate the Sale Agreement in each party’s sole discretion at any time.

The Sale Agreement provides that Jefferies will be entitled to aggregate compensation for its services of 3.0% of the gross sales price per Share sold under the Sale Agreement. The Company has no obligation to sell any Shares under the Sale Agreement. The Company has agreed in the Sale Agreement to provide indemnification and contribution to Jefferies against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to reimburse certain legal expenses incurred by Jefferies in connection with execution of the Sale Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.

The foregoing description of the Sale Agreement is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion of Arthur Cox LLP, Irish counsel to the Company, relating to the Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated as of March 11, 2025, by and between the Company and Jefferies LLC

5.1	Opinion of Arthur Cox LLP

23.1	Consent of Arthur Cox LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mural Oncology plc

Dated: March 11, 2025	By:	/s/ Maiken Keson-Brookes
	Name:	Maiken Keson-Brookes
	Title:	Chief Legal Officer